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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): JUNE 4, 1998
                                                           ------------


                          AVALON BAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)



         MARYLAND                      1-12672                    77-0404318
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission file number)         (IRS employer
    of incorporation)                                        identification no.)


             2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VA 22314
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                         BAY APARTMENT COMMUNITIES, INC.
                     4340 STEVENS CREEK BOULEVARD, SUITE 275
                           SAN JOSE, CALIFORNIA 95129
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)


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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On June 4, 1998, pursuant to an Agreement and Plan of Merger, dated as of March 9, 1998 (the "Merger Agreement"), by and between Bay Apartment Communities, Inc., a Maryland corporation ("Bay"), and Avalon Properties, Inc., a Maryland corporation ("Avalon"), Avalon merged with and into Bay (the "Merger"), with Bay as the surviving corporation. In connection with the Merger, Bay changed its name to "Avalon Bay Communities, Inc." ("Avalon Bay").

         Pursuant to the Merger Agreement, holders of Avalon common stock, par value $.01 per share ("Avalon Common Stock"), are entitled to receive, for each such share held by them on June 4, 1998 at 10:00 p.m. (Baltimore, Maryland time) (the "Effective Time"), 0.7683 of a share of Avalon Bay common stock, par value $.01 per share ("Avalon Bay Common Stock"), and an equal number of associated rights ("Rights") to purchase, under certain circumstances, one one-thousandth of a share of the Company's Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share. In exchange for each share of Avalon 9.00% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, holders thereof are entitled to receive, for each such share held by them at the Effective Time, one share of Avalon Bay 9.00% Series F Cumulative Redeemable Preferred Stock, par value $.01 per share ("Avalon Bay Series F Preferred Stock"), and in exchange for each share of Avalon 8.96% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, holders thereof are entitled to receive, for each such share held by them at the Effective
Time, one share of Avalon Bay 8.96% Series G Cumulative Redeemable Preferred Stock, par value $.01 per share ("Avalon Bay Series G Preferred Stock"). In addition, any holder of Avalon Common Stock who would otherwise be entitled to receive a fraction of a share of Avalon Bay Common Stock will instead receive an amount of cash equal to the product of such fraction and $36.825, subject to applicable withholding taxes.

         The aggregate liquidation value of the Avalon Bay Series F Preferred Stock and Avalon Bay Series G Preferred Stock issued in the Merger is approximately $218.9 million. In connection with the Merger, Avalon Bay also assumed outstanding liabilities of Avalon of approximately $646 million.

Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of the business acquired are included as Exhibits 99.1 and 99.2 hereto.

         (b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial information as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997 are included as Exhibit
              99.3 hereto.


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         (c)  EXHIBITS.

         2.1 Agreement and Plan of Merger, dated as of March 9, 1998, by and between Bay Apartment Communities, Inc. and Avalon Properties, Inc. (Incorporated by reference to the Current Report on Form 8-K filed by Bay Apartment Communities, Inc. on March 11, 1998.)

         99.1 Financial Statements of Avalon Properties, Inc. at and for the periods ended December 31, 1997. (Incorporated by reference to the Annual Report on Form 10-K filed by Avalon Properties, Inc. on March 30, 1998, as amended and restated by Form 10-K/A filed by Avalon Properties, Inc. on April 7, 1998.)

         99.2 Unaudited Financial Statements of Avalon Properties, Inc. at and for the period ended March 31, 1998. (Incorporated by reference to the Quarterly Report on Form 10-Q filed by Avalon Properties, Inc. on May 15, 1998.)

         99.3 Unaudited Pro Forma Financial Information as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                             AVALON BAY COMMUNITIES, INC.

Dated: June 19, 1998                         By: /s/ Joanne M. Lockridge
                                                 -------------------------------
                                                 Name: Joanne M. Lockridge
                                                 Title: Vice President-Finance


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